                      NATIONAL INFORMATION CONSORTIUM, INC.
                             KEY EMPLOYEE AGREEMENT
                                       For
                                    ERIC BUR

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 1st day of April, 2001, by and between Eric Bur ("Executive") and NATIONAL INFORMATION CONSORTIUM, INC., a Colorado corporation (the "Company"). This Agreement amends and restates all prior agreements between Executive and the Company with respect to the subject matter hereof.

         WHEREAS, the Company desires to employ Executive to provide personal services to the Company and to the Company's subsidiaries, and wishes to provide Executive with certain compensation and benefits in return for Executive's services; and

         WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company and to the Company's subsidiaries in return for certain compensation and benefits;

         NOW, THEREFORE, the parties hereto agree as follows:

1.       EMPLOYMENT BY THE COMPANY.

         1.1 Acceptance. Subject to terms set forth herein, the Company or a subsidiary of the Company, agrees to employ Executive in the position of NIC Chief Financial Officer and Executive hereby accepts such employment effective as of the date first written above. During the term of employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacity's permitted by the Company's general employment policies) to the business of the Company.

         1.2 Duties. Executive will serve in an executive capacity and shall perform such duties as are customarily associated with his then current title, consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the Board).

         1.3 Employment Policies. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

2.       COMPENSATION.

         2.1 Salary. Executive shall receive for services to be rendered hereunder an annualized base salary of $ 160,000, payable in equal installments (prorated for portions of a pay period) on the Company's regular pay days and the Company will withhold from such compensation all applicable federal and state income, social security and disability and other taxes as required by applicable laws.

         2.2 Standard Company Benefits. Executive shall be entitled to all rights and benefits for which they are eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its employees generally.

3.       PROPRIETARY INFORMATION OBLIGATIONS.

         3.1 Agreement. Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit A.

4.       TERMINATION OF EMPLOYMENT.

         4.1      Termination Without Cause.

                  (a) The Company shall have the right to terminate Executive's employment with the Company at any time without cause.

                  (b) In the event Executive's employment is terminated without cause before April 1, 2004, the Company shall pay Executive 12 months' base compensation in a single lump sum distribution on the first regular Company pay period after said termination.

                  (c) In the event Executive's employment is terminated without cause on or after April 1, 2004, Executive will not be entitled to severance pay, pay in lieu of notice or any other such compensation, except as provided in the Company's Severance Benefit Plan, if any, in effect on the termination date.

         4.2      Termination for Cause.

                  (a) The Company shall have the right to terminate Executive's employment with the Company at any time for cause. Written notification of termination and specific cause of termination shall be provided to the Executive at the time of termination.

                  (b) "Cause" for termination shall mean an employee's conviction of a felony or the willful and deliberate failure of an employee to perform his customary duties, in a manner consistent with the manner reasonably prescribed by the Board of Directors or President of Company (other than any failure resulting from his incapacity due to physical or mental illness, disability or death) after not less than thirty (30) days prior written notice from Company.

                  (c) In the event the Executive is notified in writing his employment is to be terminated for cause and the cause is curable, the Executive shall be given thirty days from date of notification to cure the specific cause(s) set forth in the notification.

                  (d) In the event Executive's employment is terminated at any time for cause, the executive shall not be entitled to severance pay, pay in lieu of notice or any other such compensation; provided, however, Executive shall be entitled and shall receive all compensation earned prior to and including the date of termination.

         4.3      Voluntary or Mutual Termination.

                  (a) Executive may voluntarily terminate his employment in writing with the Company at any time, after which no further compensation will be paid to Executive.

                  (b) In the event Executive voluntarily terminates his employment, Executive shall not be entitled to severance pay, pay in lieu of notice or any other such compensation; provided, however, Executive shall be entitled and shall receive all compensation earned prior to and including the date of termination.

         4.4      Termination In Connection With a Change of Control

                  (a) In the event of a "Change in Control" of the Company (as defined herein), and in the event that either in contemplation of such Change of Control or after such Change of Control, Executive's employment is terminated without cause, in addition to any payments to which Executive may be entitled pursuant to Section 4.1, subject to the provisions of paragraph (c) below, Executive shall be entitled to a severance payment equal to the product of the number of full years of employment of Executive with the Company times the sum of (i) one month's salary, and (ii) one/twelfth the annual bonus earned by Executive for the last complete calendar year or year of employment, whichever is greater. In the event Executive voluntarily terminates his employment with the Company within six months of a Change of Control, subject to the provisions of paragraph (c) below, Executive shall be entitled to a severance payment equal to the product of the number of full years of employment of Executive with the Company times the sum of
         (i) one month's salary, and (ii) one/twelfth times the annual bonus earned by Executive for the last complete calendar year or year of employment, whichever is greater. In addition, in either case, notwithstanding the provisions of any stock option agreement, all stock options held by the Executive shall vest upon such Change of Control.

                  (b) For purposes of this Section 4.4, a "Change in Control" of the Company shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, who is not a "beneficial owner" (as defined in Rule 13d-3 under said Act), of 5% or more of the Company's common stock as of the date of this agreement becomes the beneficial owner, directly or indirectly, of capital stock of the Company representing 40 percent or more of the total voting power represented by the Company's then outstanding capital stock, or (ii) the shareholders of the Company approve (x) a merger or consolidation of the Company with any other company, other than a merger or consolidation in which the shareholders of the Company would own 50% or more of the voting stock of the surviving corporation, (y) the sale of all of substantially all of the assets of the Company, or (z) the liquidation or dissolution of the Company.

                  (c) Anything in this Agreement to the contrary notwithstanding, prior to the payment of any compensation or benefits payable under paragraph (a) of this Section 4.4 hereof, the certified public accountants of the Company immediately prior to a Change of Control (the "Certified Public Accountants") shall determine as promptly as practical and in any event with 20 business days following the sale of the Company whether any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, any other agreements or otherwise) (a "Payment") would more likely than not be nondeductible by the Company for Federal income tax purposes because of section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and if it is, then the aggregate present value of amounts payable or distributable to or for the benefit of the Company pursuant to this Agreement (such payments or distributions pursuant to this Agreement are thereinafter referred to as "Contract Payments") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section, the "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Contract Payments without causing any payment to be nondeductible by the Company because of said Section 280G of the Code.

                   If under the Section the certified Public Accountants determine that any payment would more likely than not be nondeductible by the Company because of Section 280G of the Code, the Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Executive may then elect, in his sole discretion, which and how much of the Contract Payments or any other payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments or any other payments equals the Reduced Amount), and shall advise the Company in writing of his election within 20 business days of his receipt of notice. If no such election is made by Executive within such 20-day period, the Company may elect which and how much of the Contract Payments or any other payments shall be eliminated or reduced (as long as after such election the Aggregate present value of the Contract Payments equals the Reduced Amount) and shall notify Executive promptly of such election. For purposes of this Section, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Certified Public Accountants shall be binding upon the Company and Executive and the payment to Executive shall be made within 20 days of sale of the Company. The Company may suspend for a period of up to 30 days after the sale of the Company the Payment and any other payments or benefits due to Executive until the Certified Public Accountants finish the determination and Executive (or the Company, as the case may be) elects how to reduce the Contract Payments or any other payments, if necessary. As promptly as practicable following such determination and the elections hereunder, the Company shall pay to our distribute to or for the benefit of Executive such amounts as are then due to Executive under this Agreement.

5.       NON-INTERFERENCE; NON-COMPETITION.

         5.1 Agreement. Executive agrees to execute and abide by the Noncompetition Agreement attached hereto as Exhibit B.

6.       GENERAL PROVISION.

         6.1 Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at the address listed on the Company payroll.

         6.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

         6.3 Waiver. If either party should waive any breach of any provisions of this Agreement, they or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         6.4 Complete Agreement. This Agreement and its Exhibits, constitute the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of his agreement with regard to the material terms of executive employment, compensation, and duration. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by Executive and an officer of the Company.

         6.5 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

         6.6 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

         6.7 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and his respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and they may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

         6.8 Attorneys' Fees. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action.

         6.9 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Kansas.

         IN WITNESS WHEREOF, the parties have executed this Key Employee Agreement on the day and year first above written.

                                       NATIONAL INFORMATION CONSORTIUM, INC.:


                                       By:
                                          ------------------------------------
                                       Name: SAM SOMERHALDER
                                       Title:   EXECUTIVE VICE PRESIDENT


                                       EXECUTIVE:


                                       ---------------------------------------
                                       Name: ERIC BUR

                                   EXHIBIT "A"

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

         In consideration of my employment or continued employment by NATIONAL INFORMATION CONSORTIUM, INC., a Colorado corporation, or any controlled subsidiary of the Company (collectively, the "Company"), and in consideration of the compensation now and hereafter paid to me, I, the undersigned, hereby agree as follows:

1.       NONDISCLOSURE.

         1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

         1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

         1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with his work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

         1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.       ASSIGNMENT OF INVENTIONS.

         2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, and other intellectual property rights throughout the world.

         2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

         2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions."

         2.4 Nonassignable Inventions. This Agreement will not be deemed to require assignment of and "Company Inventions" shall not be decerned to include any invention which was developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company.

         2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection "as non-Company Inventions" and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that "are not Company Inventions." I will preserve the confidentiality of any Invention which "is a Company Invention."

         2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

         2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

         2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such "Company Inventions" to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

         In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights or Company Inventions assigned hereunder to the Company.

3.       RECORDS.

         I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4.       NO CONFLICTING OBLIGATION.

         I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

5.       RETURN OF COMPANY DOCUMENTS.

         When I leave the employ of the Company, I will deliver to the Company any and all original drawings, notes, memoranda, specifications, devices, formulas, and documents, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

6.       LEGAL AND EQUITABLE REMEDIES.

         Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

7.       NOTICES.

         Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

8.       NOTIFICATION OF NEW EMPLOYER.

         In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

9.       GENERAL PROVISIONS.

         9.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of Kansas, as such laws are applied to agreements entered into and to be performed principally within Kansas. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Johnson County, Kansas, for any lawsuit filed there against me by Company arising from or related to this Agreement.

         9.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein so long as the central purpose and intent of the Agreement can still be achieved. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         9.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

         9.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         9.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

         9.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         9.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

         This Agreement shall be effective as of the first day of my employment with the Company, namely: April 1, 2001.

         I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated:
      --------------------


                                           ----------------------------------
                                           (Signature)

                                           ERIC BUR
                                           --------
                                           (Printed Name)

                                           ACCEPTED AND AGREED TO:

                                           NATIONAL INFORMATION CONSORTIUM, INC.


                                           By:
                                              ----------------------------------
                                           Title:   EXECUTIVE VICE PRESIDENT

                                           -------------------------------------
                                           (Address)
                                           Dated:
                                                 ------------------

                                    EXHIBIT A

                               PREVIOUS INVENTIONS

TO:      National Information Consortium, Inc.

FROM:    ERIC BUR

DATE:    April 1, 2001

SUBJECT: Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by National Information Consortium, Inc. or any of its controlled subsidiaries (collectively, the "Company"), that have been made or conceived or first reduced to practice by one alone or jointly with others prior to my engagement by the Company:

         -        No inventions or improvements.

         -        See below:

                  -----------------------------------------------

                  -----------------------------------------------

                  -----------------------------------------------

         -        Additional sheets attached.

1. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

     Invention or Improvement         Party(ies)           Relationship

1.
     ---------------------------      ----------------     -------------------
2.
     ---------------------------      ----------------     -------------------
3.
     ---------------------------      ----------------     -------------------

         -        Additional sheets attached.

                                   EXHIBIT "B"

                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (the "Agreement") is being executed and delivered as of April 1, 2001 by Eric Bur (the "Executive") in favor of, and for the benefit of: NATIONAL INFORMATION CONSORTIUM, INC., a Colorado corporation ("NIC," and together with NIC's subsidiaries, (the "Company"). Certain capitalized terms used in this Agreement are defined in Section 11.

                                    RECITALS

         A. As an employee of the Company, the Executive has obtained extensive and valuable knowledge and confidential information concerning the business of the Company.

         B. The Company and the Executive are executing a Key Employee Agreement (the "Employment Agreement") contemporaneously with the execution and delivery of this Agreement. Pursuant to the Employment Agreement, the Executive is becoming a key employee of the Company and will accordingly obtain extensive and valuable knowledge and confidential information concerning the business of the Company.

         C. The Company and the Executive acknowledge that this Agreement is intended to protect the legitimate business interests of the Company and of the Executive.

         D. The Company has conducted and is conducting its business on a national basis.

                                    AGREEMENT

         For good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Restriction On Competition. The Executive agrees that, during the Noncompetition Period, the Executive shall not, and shall not permit any of his Affiliates to:

         (a)      engage directly in Competition in any Restricted Territory; or

         (b) directly be or become an officer, director, stockholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory:

                  Provided, however, that the Executive may, without violating this Section 1, own, as a passive investment, shares of capital stock of a publicly held corporation that engages in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Executive and the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Executive's Affiliates collectively represent less than five percent of the total number of shares of such corporation's capital stock outstanding, and (iii) neither the Executive nor any Affiliate of the Executive is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

2. Representations and Warranties. The Executive represents and warrants, to and for the benefit of the Company, that: (a) they have full power and capacity to execute and deliver, and to perform all of his obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of this Agreement will result directly or indirectly in a violation or breach of(i) any agreement or obligation by which the Executive or any of his Affiliates is or may be bound, or (ii) any law, rule or regulation. The Executive's representations and warranties shall survive the expiration of the Noncompetition Period for an unlimited period of time.

3. Specific Performance. The Executive agrees that, in the event of any breach or threatened breach by the Executive of any covenant or obligation contained in this Agreement, each of the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

4. Nonexclusivity. The rights and remedies of the parties hereto under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the parties hereto under this Agreement, and the obligations and liabilities of the Executive under this Agreement, are in addition to his respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Agreement shall limit any of the obligations, or the rights or remedies of the parties hereto, under the Employment Agreement; and nothing in the Employment Agreement shall limit any of the obligations, or any of the rights or remedies of the parties hereto, under this Agreement. No breach on the part of the Company or any other party of any covenant or obligation contained in the Employment Agreement or any other agreement shall limit or otherwise affect any right or remedy of the parties hereto under this Agreement.

5. Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision so long as to do so does not destroy the central intent and purpose of the agreement.

6.       Governing Law; Venue.

         (a) This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Kansas (without giving effect to principles of conflicts of laws).

         (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in Johnson County Kansas. The
                  Executive:

                  (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Johnson County of Kansas (and each appellate court located in the State of Kansas), in connection with any such legal proceeding;

                  (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to them at the address set forth on the signature page of this Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                  (iii) agrees that each state and federal court located in Johnson County Kansas, shall be deemed to be a convenient forum; and

                  (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Johnson County Kansas, any claim that the Executive is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

7. Waiver. No failure on the part of the Company or any other party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company or any other party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

8. Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

9. Construction. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement shall be used or referred to in connection with the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Agreement, all references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

10. Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Executive and the Company (or any successor to the Company).

11.      Defined Terms. For purposes of this Agreement:

         (a) "Affiliate" means, with respect to the Executive, any other Person that, directly or indirectly, through one or more intermediaries, is controlled by the Executive.

         (b) "Competing Product" means any: (i) application or software program that provides an electronic gateway to government services or procurement information; (ii) product, device or system that is substantially the same as, incorporates, is a material component or part of, or is based upon or competes with anything referred to in clause (i) above or any product, device or system that has been designed, developed, promoted, sold, resold, installed, supported, maintained, licensed or sublicensed by or on behalf of Persons who at any time on or prior to the date of this Agreement were competitors of the Company (or of any predecessor of the Company) at any time on or prior to this date of this Agreement until the date of termination of employment.

         (c) "Competing Service" means any: (i) public/private partnership that provides an electronic gateway to government services or procurement information; (ii) service that is substantially the same as, incorporates, is a material component or part of, or is based upon or competes with a service that has been provided, performed or offered by or on behalf the Company (or of any predecessor of the Company) at any time on or prior to the date of this Agreement or until the date of termination of employment; (iii) service that facilitates, supports or otherwise relates to the any Competing Product.

         (d)      A Person shall be deemed to be engaged in "Competition" if:
                  (i) such Person is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or
                  (ii) such Person is engaged directly or indirectly in providing, performing or offering any Competing Service.

         (e) "Confidential Information" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or indirectly to the Company or relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of the Company (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); provided, however, that "Confidential Information" shall not be deemed to include information of the Company that was already publicly known and in the public domain prior to the time of its disclosure by the Executive.

         (f) "Noncompetition Period" shall mean the period commencing on the date of this Agreement and ending on the second anniversary of the date of the termination of the Executive's employment with the Company.

         (g) "Person" means, other than Electric Press, Inc., a Virginia corporation, any: (i) individual or (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity.

         (h) "Restricted Territory" means each county or similar political subdivision of each State of the United States of America (including each of the counties in the State of California), and each State, territory or possession of the United States of America.




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

         IN WITNESS WHEREOF, the Executive has duly executed and delivered this Noncompetition Agreement as of the date first above written.

                                  Signature
                                           -------------------------------------
                                  Name: ERIC BUR

                                  Telephone No.: (        )
                                                           ---------------------
                                  Facsimile: (        )
                                                       -------------------------















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